Exhibit 10.1
EXTENSION OF AGREEMENT FOR CONSULTING SERVICES
     Reference is made to that certain Agreement for Consulting Services dated as of August 1, 2005 (the “Agreement”) by and between Lawrence Clayton, Jr. (“Consultant”) and Commerce Energy Group, Inc. (“Commerce”). Consultant and Commerce hereby mutually agree that the term of the Agreement described Paragraph B of Article III of the Agreement shall be extended, and the Agreement shall continue in full force and effect upon the same terms, until November 30, 2005.
     IN WITNESS WHEREOF, each of the parties has executed this Extension as of September 29, 2005.

/S/ LAWRENCE CLAYTON, JR.

LAWRENCE CLAYTON, JR.

COMMERCE ENERGY GROUP, INC.

By:	/S/ STEVEN S. BOSS

Steven S. Boss Chief Executive Officer